UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2020 (March 5, 2020)

JOHN B. SANFILIPPO & SON, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-19681 (Commission File Number)	36-2419677 (I.R.S. Employer Identification Number)

1703 North Randall Road, Elgin, Illinois 60123-7820

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (847) 289-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12 (b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.01 par value per share	JBSS	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	Entry into a Material Definitive Agreement.

On March 5, 2020, John B. Sanfilippo & Son, Inc. (the “Company”), as borrower, entered into an Amended and Restated Credit Agreement by and among Wells Fargo Capital Finance, LLC as arranger and administrative agent and the lenders party thereto (the “Amended and Restated Credit Agreement”). The Amended and Restated Credit Agreement amends and restates that certain credit agreement dated as of February 7, 2008 by and among the Company, Wells Fargo Capital Finance, LLC (f/k/a Wells Fargo Foothill, LLC), as a lender and the administrative agent, and Southwest Georgia Farm Credit, ACA, as a lender (as amended, the “Former Credit Agreement”).

The Amended and Restated Credit Agreement provides for a $117,500,000 senior secured revolving credit facility with the same interest rates and applicable margin as the Former Credit Agreement. The Amended and Restated Credit Agreement extends the term of the Former Credit Agreement by five years and the Amended and Restated Credit Agreement will mature on March 5, 2025.

Enhanced features for the Amended and Restated Credit Agreement include, but are not limited to, the additions and amendments listed below.

•	The maximum incremental revolver was increased to $50,000,000.

•	The purchase-money and capital lease basket was increased to $10,000,000.

•	A new basket for unsecured subordinated indebtedness of $10,000,000 and a new basket for additional unsecured indebtedness of $20,000,000 were added.

•

For permitted acquisitions, a new two-tier alternative test was added. For any acquisition by the Company, either (a) revolver availability plus unrestricted cash must be equal to or greater than $20,000,000 after giving effect to the acquisition, or (ii) revolver availability plus unrestricted cash must be equal to or greater than $15,000,000 and the pro forma fixed charge coverage ratio must be equal to or greater than 1.00:1.00, in each case after giving effect to the acquisition.

•

The aggregate amount of dividends and distribution permitted in any fiscal year was increased to $75,000,000, subject to the same existing conditions of no defaults and a minimum excess availability of $30,000,000.

•

The Company is allowed unlimited investments as long as (a) there are no existing defaults and (b) revolver availability plus unrestricted cash is not less than $20,000,000 after giving effect to the proposed investment.

•	The definition of fixed charges was amended to increase the threshold exclusion of dividends and distributions to $40,000,000.

The foregoing description of the Amended and Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

The exhibits filed herewith are listed in the Exhibit Index of this Current Report on Form 8-K.

10.1

Amended and Restated Credit Agreement dated March 5, 2020 by and among John B. Sanfilippo & Son, Inc., Wells Fargo Capital Finance, LLC as arranger and administrative agent and the lenders party thereto.*

*

Certain schedules and similar attachments to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to provide a copy of the omitted schedules and similar attachments on a supplemental basis to the Commission or its staff, if requested.

EXHIBIT INDEX

Exhibits	Description

10.1	Amended and Restated Credit Agreement dated March 5, 2020 by and among John B. Sanfilippo & Son, Inc., Wells Fargo Capital Finance, LLC as arranger and administrative agent and the lenders party thereto.*

*

Certain schedules and similar attachments to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to provide a copy of the omitted schedules and similar attachments on a supplemental basis to the Commission or its staff, if requested.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHN B. SANFILIPPO & SON, INC.

March 11, 2020	By:	/s/ Michael J. Valentine
Michael J. Valentine
Chief Financial Officer, Group President and Secretary